FOR IMMEDIATE RELEASE
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                          OSAGE FEDERAL FINANCIAL, INC.
                          -----------------------------
                                    ANNOUNCES
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                                SPECIAL DIVIDEND
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December 30, 2005
Pawhuska, OK

         The Board of Directors of Osage Federal Financial, Inc. (OTC Bulletin Board-OFFO) and its subsidiary Osage Federal Bank, announced the declaration of a special dividend of $1.00 per share, payable January 26th, 2006 to stockholders (other than Osage Federal MHC, its mutual holding company) of record as of January 12th, 2006. Mark S. White, President and Chief Executive Officer of Osage Federal Financial, Inc., stated that the board intended this one-time special dividend payment in recognition of the successful conversion to a mutual holding company structure in 2004, as well as for record profits for the year ended June 30, 2005.

         Osage Federal Financial, Inc., through its subsidiary Osage Federal Bank, operates two offices and two automated teller machines in Osage and Washington Counties. The Company's stock is quoted on the OTC Bulletin Board under the symbol OFFO.

         Statements contained in this news release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are


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not limited to,  factors  discussed in  documents  filed by the Company with the
Securities and Exchange Commission from time to time.

         Contact:  Sue A. Smith
                   Vice President and Chief Financial Officer
                   OSAGE FEDERAL FINANCIAL, INC. 918-287-2919



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